Exhibit (10)(ba)

FIRST (QUALIFICATION) AMENDMENT TO THE
MET-PRO CORPORATION RETIREMENT SAVINGS PLAN

This First (Qualification) Amendment to the Met-Pro Corporation Retirement Savings Plan (the “Plan”) is made by Met Pro Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company established the Plan for its eligible employees effective as of January 1, 1999, and amended and restated as of January 1, 2007;

WHEREAS, the Company reserved the right in Section 13.01 of the Plan to amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan as requested by the Internal Revenue Service in connection with the application for a favorable determination letter.

NOW, THEREFORE, the Plan is hereby amended as set forth below.

1.           Section 1.23 of the Plan is amended to replace the phrase “compensation” (as defined in Section 415 of the Code)” contained in subsection (ii) with “compensation” (as defined in Section 4.03(a) of the Plan).

2.           Section 3.01(e) of the Plan is amended to replace “Plan Year” with “taxable year” where such term appears on the second line of the Section.

3.           The following sentence is added to the end of Section 4.04(c) as follows:

Notwithstanding the above, if the Plan Administrator fails to correct the Plan’s Actual Deferral Percentage test within two and one-half (2-1/2) months following the end of the Plan Year, the Employer may be liable for any excise tax assessed under Code § 4979 and the Treasury regulations promulgated thereunder.

4.           Section 15.01(g) is amended to replace “separation of service” with “severance from employment” where such phrase appears in the Section.

5.           The model “125 deemed compensation” amendment to the prior prototype plan document which was adopted on October 23, 2003 and effective January 1, 2002 was not applicable to the Plan and is deleted in its entirety effective as of January 1, 2002.

IN ALL OTHER RESPECTS, this Plan is continued in full force and effect. In order to maintain the terms of the Plan in a single document, this First (Qualification) Amendment may be incorporated into the most recent restatement of the Plan.

IN WITNESS WHEREOF, the Company has caused this First (Qualification) Amendment to be executed by its duly authorized officer this  11    day of November                 , 2008.

ATTEST:		Met Pro Corporation

By	/s/ Amy Covely	By	/s/ Gary J. Morgan

Title:	Benefits Administrator	Title:	V/P of Finance